Exhibit 2.3

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 13, 2026 (this “Amendment”), is made by and among Urgent.ly Inc., a Delaware corporation (the “Borrower” or “Urgent.ly”), each Subsidiary of Urgent.ly party hereto as a Borrower or Loan Party, as the case may be, Alter Domus (US) LLC, a Delaware limited liability company, as administrative and collateral agent for Lenders (“Agent”), and each of the Lenders from time to time party hereto (collectively, the “Lenders” and each, a “Lender”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Loan Agreement (as defined below) referred to below.

W I T N E S S E T H:

WHEREAS, Lenders, Agent and each Loan Party have heretofore entered into that certain Loan and Security Agreement, dated as of December 16, 2021 (as amended by (i) the Waiver and First Amendment to Loan and Security Agreement, dated as of July 12, 2022, (ii) the Second Amendment to Loan and Security Agreement, dated as of February 9, 2023, (iii) the Third Amendment to Loan and Security Agreement, dated as of May 18, 2023, (iv) the Fourth Amendment to Loan and Security Agreement, dated as of January 19, 2024, (v) the Fifth Amendment to Loan and Security Agreement, dated as of December 31, 2024, (vi) the Sixth Amendment to Loan and Security Agreement, dated as of January 31, 2025, (vii) the Seventh Amendment to Loan and Security Agreement, dated as of February 14, 2025, and (viii) the Eighth Amendment to Loan and Security Agreement, dated as of February 26, 2025, and as otherwise amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Loan Agreement”);

WHEREAS, the Lenders and the Agent are willing, on the terms and subject to the conditions set forth below, to provide the consent set forth herein and consent to the amendments to the Existing Loan Agreement set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Agent, the Lenders and Borrower (on behalf of itself and each other Loan Party) hereby agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING LOAN AGREEMENT

SECTION 1.1 Subject to the satisfaction (or waiver) of the conditions set forth in Article II of this Amendment, the Existing Loan Agreement is amended as set forth below (the Existing Loan Agreement, as amended by this Amendment, the “Loan Agreement”):

(a) The definition of “Maturity Date” in Section 1.1 of the Existing Loan Agreement is amended and restated in its entirety as follows:

“Maturity Date” means November 28, 2026.

(b) The definition of “Minimum Liquidity Amount” in Section 1.1 of the Existing Loan Agreement is amended and restated in its entirety as follows:

“Minimum Liquidity Amount” means $5,000,000; provided that the Minimum Liquidity Amount shall mean $2,000,000 for the period beginning on and including the Ninth Amendment Effective Date through and including the earlier of (i) July 31, 2026, (ii) the date on which the Specified Acquisition Agreement (as defined in the Ninth Amendment) is amended, terminated, or otherwise modified in a manner materially adverse to the Borrower or the Lenders, or compliance with any material provision thereof is waived by the Borrower in a manner that is materially adverse to the Borrower or the Lenders (provided that, without limiting the generality of the foregoing, any amendment or waiver adding additional or heightened conditionality, or any decrease to the consideration thereunder by more than 5.0%, shall, in each case, be deemed to be materially adverse to the Lenders), in each case, without the prior written consent of the Lenders, and (iii) the date of occurrence of any Event of Default.

(c) The following definitions are added to Section 1.1 of the Existing Loan Agreement in alphabetical order:

“Ninth Amendment” means that certain Ninth Amendment to Loan and Security Agreement, dated as of the Ninth Amendment Effective Date, by and among the Lenders, Agent and Borrower (on behalf of itself and each other Loan Party).

“Ninth Amendment Effective Date” means March 13, 2026.

“Ninth Amendment Fee” has the meaning given to such term in Section 2.5(k).

(d) The following clause is added as Section 2.5(k) of the Existing Loan Agreement immediately following Section 2.5(j) of the Existing Loan Agreement:

(k) Ninth Amendment Fee. Upon the Ninth Amendment Effective Date, an amendment fee equal to 2.0% of the aggregate outstanding principal amount of the Term Loans (the “Ninth Amendment Fee”) shall be, unless waived by the Lenders, fully earned and non-refundable for the account of the Lenders, and shall be payable in cash by the Borrower pro rata to the Lenders on the earliest to occur of (i) the repayment in full of the Obligations (including on account of any refinancing thereof), (ii) acceleration of the Obligations in accordance with Section 9 and (iii) the Maturity Date.

SECTION 1.2 Each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation but, rather, an amendment of, and consent under, the terms of a pre-existing Indebtedness and related agreement, as evidenced by the Existing Loan Agreement.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

The amendments contained in Article I of this Amendment shall be effective on the date of the satisfaction or waiver of each of the conditions contained in this Article II (the “Ninth Amendment Effective Date”).

SECTION 2.1 Execution of Counterparts. The Agent shall have received counterparts of this Amendment duly executed and delivered by (i) the Borrower, (ii) Agent, and (iii) the Lenders.

SECTION 2.2 Officer’s Certificate. The Agent shall have received a duly executed officer’s certificate of Borrower and any Loan Party containing the following documents: (i) current certificate of incorporation (or equivalent document), (ii) bylaws, (iii) resolutions authorizing the Loan Documents, (iv) a good standing certificate from (A) each party’s state of formation and (B) from any state where such party is, or is required to be, qualified to do business to the extent failure to so qualified could reasonably be expected to have a Material Adverse Effect and (v) incumbency and representative signatures.

SECTION 2.3 Specified Acquisition Agreement. The Agent and the Lenders shall have received an executed copy of that certain Agreement and Plan of Merger, dated as of the date hereof (the “Specified Acquisition Agreement”), by and among Agero, Inc., a Nevada corporation (“Parent”), Medford Hawk, Inc., a Delaware corporation (“Purchaser”), and the Borrower, which contemplates the acquisition of a majority of the outstanding common stock of the Borrower, and the merger of Purchaser with and into the Borrower, with the Borrower continuing as the surviving corporation following such merger as a wholly-owned subsidiary of Parent (the “Specified Acquisition”).

SECTION 2.4 Amendment to Midcap Loan Agreement. The Agent and the Lenders shall have received an executed amendment to the Midcap Loan Agreement, which amendment shall be in full force and effect as of the Ninth Amendment Effective Date and in form and substance reasonably acceptable to the Agent and the Lenders.

SECTION 2.5 Amendment to Convertible Promissory Notes. The Agent and the Lenders shall have received an executed amendment to the 2022 Convertible Notes, which amendment shall be in full force and effect as of the Ninth Amendment Effective Date and in form and substance reasonably acceptable to the Agent and the Lenders.

SECTION 2.6 Fees and Expenses. Borrower shall have paid to Agent and Lenders all reasonable and documented expenses due and payable pursuant to the Loan Agreement which have accrued on or prior to the Ninth Amendment Effective Date to the extent summary invoices therefor have been provided at least one Business Day prior to the Ninth Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties. In order to induce the Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants to the Lenders and Agent, as of the date hereof, as follows:

(a) all representations and warranties contained in this Amendment, the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Ninth Amendment Effective Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Loan Party, Lender or Agent; and

(c) no Default or Event of Default exists, or will result from the execution of this Amendment and the transactions contemplated hereby.

SECTION 3.2 Non-Impairment, etc. After giving effect to this Amendment, neither the modification of the Existing Loan Agreement nor the execution, delivery, performance or effectiveness of this Amendment or any other Loan Document delivered in connection with this Amendment impairs the validity, effectiveness or priority of the Liens granted pursuant to the Loan Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

ARTICLE IV

RELEASE

SECTION 4.1 The Borrower for itself and on behalf of its heirs, legal representatives, and successors and assigns, as applicable, hereby releases Agent and Lenders and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Loan Agreement and/or the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that they or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the loan made under the Loan Documents and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents, except for any matter related to a breach of a confidentiality undertaking or a matter related to applicable securities laws (collectively, the “Released Claims”).

SECTION 4.2 The Borrower further acknowledges and agrees that the Released Claims include, among other things to the extent so released under Section 4.1 of this Amendment, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the loan made under the Loan Documents or attempting to foreclose on, or obtain a receiver for, any collateral for the loan made under the Loan Documents and all statutory claims and causes of action of every nature.

SECTION 4.3 In connection with the release contained in this Article IV (the “Release”), the Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is each of their intention hereby fully, finally and forever to settle and release all such claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by any of them against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release with respect to the Released Claims notwithstanding the discovery of the existence of any such additional or different facts.

SECTION 4.4 The Release contained in this Amendment shall be effective and irrevocable upon the execution of this Amendment by the parties hereto without any further documentation or the satisfaction of any other conditions (but subject to the occurrence of the Ninth Amendment Effective Date).

SECTION 4.5 THE BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS, TO THE EXTENT SO RELEASED UNDER ARTICLE IV, ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO ANY OF THEM AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT ANY OF THEM DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF (OTHER THAN CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS ARISING UNDER THIS AMENDMENT, THE LOAN AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS AFTER THE DATE HEREOF). THE BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDERS AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE TERM LOANS.

SECTION 4.6 THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

SECTION 4.7 The Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

ARTICLE V

LIMITED CONDITIONAL WAIVER

SECTION 5.1 Subject to the satisfaction of the Ninth Amendment Waiver Condition (as defined below), the Agent and the Lenders hereby agree, on a limited and conditional basis, to waive the payment of (a) the Ninth Amendment Fee and (b) all interest on the Term Loan that has accrued, or shall accrue, from March 31, 2026 until the date of repayment in full of the Obligations (including on account of any refinancing thereof, but excluding (x) the Ninth Amendment Fee, (y) the specified accrued interest described in this clause (b), and (z) any unasserted contingent claims for indemnification and/or reimbursement (other than on account of fraud, gross negligence, or willful misconduct)) under the Loan Documents (the amounts in clauses (a) and (b), collectively, the “Waived Amounts”); provided, that (i) the Specified Acquisition is consummated substantially in accordance with the Specified Acquisition Agreement on or before July 31, 2026, and substantially concurrently with the consummation thereof, the Obligations (other than (x) any unasserted contingent claims for indemnification and/or reimbursement (other than on account of fraud, gross negligence, or willful misconduct) and (y) the Waived Amounts) are repaid in full in accordance with the Loan Documents and (ii) the Specified Acquisition Agreement is not amended, terminated, or otherwise modified in a manner that is materially adverse to the Borrower or the Lenders, and compliance with any material provision thereof is not waived by the Borrower in a manner that is materially adverse to the Borrower or the Lenders (provided that, without limiting the generality of the foregoing, any amendment or waiver adding additional or heightened conditionality, or any decrease to the consideration thereunder by more than 5.0%, shall, in each case, be deemed to be materially adverse to the Lenders), in each case, without the prior written consent of the Lenders (the conditions in clauses (i) and (ii) together with the conditions set forth in Article II, collectively, the “Ninth Amendment Waiver Condition”). For further purposes of clarity, the parties hereto hereby acknowledge and agree that (x) the payment of the Obligations in full to terminate the Loan Agreement and the Agent’s Liens on the Collateral pursuant to Section 2.9 of the Loan Agreement shall exclude the Waived Amounts if and only if the Ninth Amendment Waiver Condition is satisfied as expressly set forth in this Section 5.1, and (y) in the event that the Ninth Amendment Waiver Condition is not satisfied on or before July 31, 2026, the limited conditional waiver and consent contained in this Section 5.1 shall have no force or effect.

SECTION 5.2 Each Loan Party acknowledges and agrees that (a) the limited conditional waiver and consent contained in Section 5.1 above relates only to the Waived Amounts and is effective (subject to satisfaction of the Ninth Amendment Waiver Condition) solely to the extent set forth in Section 5.1 and shall be limited precisely as written and shall not be deemed to (i) waive, release, modify or limit any Loan Party’s obligations (including, for the avoidance of doubt, with respect to the payment of any and all Obligations under the Loan Documents other than the Waived Amounts) to otherwise comply with all terms and conditions of the Loan Agreement and the other Loan Documents, (ii) waive any existing or future Defaults or Events of Default, or (iii) prejudice any right or rights that the Agent or the Lenders may have or may have in the future under or in connection with the Loan Agreement or any other Loan Document (all of which rights and remedies are expressly reserved), except as expressly provided herein, and (b) the granting of the limited conditional waiver and consent hereunder shall not impose or imply an obligation on the Agent or the Lenders to grant a waiver or consent on any future occasion, whether on a similar matter or otherwise.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Full Force and Effect; Amendment and Restatement. Except as expressly provided herein and in the Loan Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or Lenders under the Existing Loan Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Loan Agreement or any other Loan Document in similar or different circumstances. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Loan Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by any Loan Party remains in the reasonable discretion of Agent and Lenders.

SECTION 6.2 Loan Document Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement. To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as amended by this Amendment.

SECTION 6.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 6.4 Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 13.4 of the Loan Agreement.

SECTION 6.5 Execution in Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of facsimile, photocopy, scan by e-mail delivery of a “.pdf” format data file, or any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq such as DocuSign shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of signature delivered or provided in that manner as a defense to the formation of a contract and each party hereto forever waives any such defense.

SECTION 6.6 Entire Agreement. This Amendment, and the terms and provisions hereof, the Loan Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

SECTION 6.7 Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

SECTION 6.8 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.9 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

SECTION 6.10 GOVERNING LAW/WAIVER OF JURY TRIAL/JUDICIAL REFERENCE/SCOPE OF AUTHORITY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 13.14 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS SHALL APPLY HERETO BY REFERENCE, MUTATIS MUTANDIS.

SECTION 6.11 Reaffirmation of Obligations. The Borrower, on behalf of each Loan Party, hereby (a) acknowledges and reaffirms its Obligations under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. The Borrower, on behalf of each Loan Party, hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document to Agent, on behalf and for the benefit of each Lender, as collateral security for the Obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such Obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

SECTION 6.12 Agent. The undersigned Lenders (constituting all of the Lenders), by their execution of this Amendment, hereby direct Agent to execute this Amendment. In doing so, Agent shall be entitled to all of its rights, benefits and protections set forth in the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Loan Party, the Agent and Lenders have duly executed and delivered this Amendment as of the day and year first above written.

URGENT.LY INC.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	Chief Executive Officer

ROADSIDE INNOVATION INC.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	President

URGENTLY CANADA TECHNOLOGIES ULC

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	President

OTONOMO INC.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	President

OTONOMO MERGER US INC.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	President

NEURA, INC.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	President

OTONOMO TECHNOLOGIES LTD.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	Director

[Signature Page to Ninth Amendment to Loan and Security Agreement]

NEURA LABS LTD.

Signature:	/s/ Matthew Booth
Print Name:	Matthew Booth
Title:	Director

[Signature Page to Ninth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the Borrower, Agent and Lenders have duly executed and delivered this Amendment as of the day and year first above written.

AGENT:

Alter Domus (US) LLC

By:	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel

[Signature Page to Ninth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the Borrower, Agent and Lenders have duly executed and delivered this Amendment as of the day and year first above written.

LENDERS:

Highbridge Tactical Credit Master Fund, L.P.

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

Highbridge Tactical Credit Institutional Fund, Ltd.

By:	Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

[Signature Page to Ninth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the Borrower, Agent and Lenders have duly executed and delivered this Amendment as of the day and year first above written

LENDERS:

Whitebox Multi-Strategy Partners, LP

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Managing Director

Whitebox Relative Value Partners, L.P.

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Managing Director

Pandora Select Partners, LP

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Managing Director

Whitebox GT Fund, LP

By:	/s/ Andrew Thau
Name: Andrew Thau
Title: Managing Director

[Signature Page to Ninth Amendment to Loan and Security Agreement]

IN WITNESS WHEREOF, the Borrower, Agent and Lenders have duly executed and delivered this Amendment as of the day and year first above written.

LENDERS:

Onex Capital Solutions Holdings, LP

By:	Onex Capital Solutions GP, LP,
its general partner

By:	Onex Capital Solutions GP, LLC,
its general partner

By:	/s/ Zachary S. Drozd
Name: Zachary S. Drozd
Title: General Counsel

[Signature Page to Ninth Amendment to Loan and Security Agreement]